                                                                EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-106959) and related Prospectus of United Dominion Realty Trust, Inc. for the registration of 3,425,217 shares of its common stock and to the incorporation by reference therein of our report dated January 27, 2003, (except for Note 14, as to which the date is February 27, 2003 and except for Note 15, as to which the date is May 12, 2003) with respect to the consolidated financial statements and schedule of United Dominion Realty Trust, Inc. as of and for the three years in the period ended December 31, 2002 included in its Current Report on Form 8-K filed on May 14, 2003, with the Securities and Exchange Commission.




                                                 /s/ Ernst & Young LLP



         Richmond, VA


         October 16, 2003